UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 26, 2008

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Number)

1014 Vine Street

Cincinnati, OH  45201

(Address of principal executive offices)

Registrant’s telephone number:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

2008 Long-Term Incentive and Cash Bonus Plan

On June 26, 2008, Kroger’s shareholders approved The Kroger Co. 2008 Long-Term Incentive and Cash Bonus Plan that was adopted by the Company’s Board of Directors on May 8, 2008, subject to shareholder approval.

General.  The Plan consists of two separate equity-based programs; the Insider Program and the Non-Insider Program. Officers and directors of the Company subject to Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) are eligible for grants or awards under the Insider Program while all other employees of the Company are eligible for grants or awards under the Non-Insider Program. As of the date of this filing, 35 employees and directors are eligible to participate in the Insider Program and the remaining approximately 320,000 employees of the Company are eligible to participate in the Non-Insider Program. In addition, the Plan provides for a performance-based Cash Bonus Program in which all 320,000 employees are eligible to participate.

Administration.  The Insider Program will be administered by a committee of the Board of Directors that meets the standards of Rule 16b-3(d)(1) under the Exchange Act and initially will be the Compensation Committee of the Board of Directors, made up exclusively of independent directors. The Non-Insider Program will be administered by a committee of three officers appointed by the Chief Executive Officer, the members of which are ineligible to receive grants or awards under the Non-Insider Program. The administering committee in each case is referred to as the “Committee.” The Cash Bonus Program will be administered by the Committee under the Insider Program. The Plan is drafted to maintain the maximum amount of flexibility with the Committee determining the ultimate provisions of each grant or award.

The Committee is authorized to award or grant nonstatutory stock options, stock appreciation rights, performance units, restricted stock and incentive shares to participants under the Insider Program and the Non-Insider Program, and to award performance-based cash bonuses under the Cash Bonus Program. The Committee will determine the types and amounts of awards or grants, the recipients of awards or grants, vesting schedules, restrictions, performance criteria, and other provisions of the grants or awards. All of these provisions will be set forth in a written instrument.

In addition to other rights of indemnification they may have as directors or employees of the Company, members of the Committee will be indemnified by the Company for reasonable expenses incurred in connection with defense of any action brought against them by reason of action taken or failure to act under or in connection with the Plan or any grant or award thereunder, if the members acted in good faith and in a manner that they believed to be in the best interest of the Company.

The Board of Directors may terminate or amend the Plan at any time without shareholder approval, except that it may not amend the Plan without shareholder approval if required by applicable law, regulations, or rules of the principal exchange or interdealer quotation system on which the common stock is listed or quoted. Unless earlier terminated by the Board of Directors, the Plan will terminate on May 8, 2018. Termination of the Plan will have no effect on the validity of any options, stock appreciation rights, performance units, restricted stock or incentive shares outstanding on the date of termination. Unless otherwise provided in the agreement, awards and grants will not be transferable other than by will or the laws of descent and distribution.

Shares Subject to Grant.  Under the Plan up to 20,000,000 authorized but unissued or reacquired shares of common stock may be issued upon the exercise of stock options, stock appreciation rights, performance units, or awarded as restricted stock or incentive shares. In no event may any participant receive awards and grants totaling more than 3,000,000 shares of common stock in the aggregate under the Plan. The maximum number of shares that may be issued as restricted stock or incentive shares under the Plan is 8,000,000 in the aggregate. However, the Committee under the Insider Program may increase this number, but for each share issued for such purpose in excess of 8,000,000, the number of shares that may be issued under the Plan will be reduced by four shares.

If an option, stock appreciation right, or performance unit expires or terminates without having been fully issued, or if restricted stock or incentive shares are not issued or are forfeited prior to the payment of a dividend on those shares to a participant, the shares not exercised, unissued or forfeited, as the case may be, will generally become available for other grants or awards under the Plan.

Stock Options.  Nonstatutory stock options granted under the Plan will have exercise prices not less than the greater of the fair market value per share of the optioned stock or the par value of a share of common stock, a term of not more than 10 years after the date of grant, and may not be exercised before six months from the date of grant. The Plan prohibits the “repricing” of stock options. Subject to the terms of the Plan, the Committee determines the vesting schedule and other terms and conditions applicable to stock options granted to employees. In recent years, option grants generally have not become exercisable earlier than one year from the date of grant. An eligible participant may receive more than one grant of options.

The Committee may in its discretion provide for the payment of the option exercise price otherwise than in cash, including by delivery of common stock, valued at its fair market value on the date of exercise, or by a combination of both cash and common stock.

Stock Appreciation Rights.  Stock appreciation rights may be granted in connection with the grant of a nonstatutory option under the Plan, or by amendment of an outstanding nonstatutory stock option granted under the Plan (“related rights”). In the Committee’s sole discretion, a related right may apply to all or a portion of the shares of common stock subject to the related option. Stock appreciation rights may also be granted independently of any option granted under the Plan. A stock appreciation right entitles the grantee upon exercise to elect to receive in cash, common stock or a combination thereof, the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the fair market value of such number of shares of common stock at the time of grant, or, in the case of a related right, the exercise price provided in the related option. To the extent required to comply with the requirements of Rule 16b-3 under the Exchange Act or otherwise provided in an agreement under the Plan, the Committee will have sole discretion to consent to or disapprove the election of any grantee to receive cash in full or partial settlement of a right. A stock appreciation right generally will not be exercisable until at least six months from the date of grant and will have a term of not more than ten years from the date of grant (or, in the case of a related right, not beyond the expiration of the related option).

Performance Units.  Performance units may be granted in connection with the grant of a nonstatutory stock option under the Plan, or by amendment of an outstanding nonstatutory stock option granted under the Plan (“related performance unit”). In the Committee’s sole discretion, a related performance unit may apply to all or a portion of the shares of common stock subject to the related option. Performance units may also be granted independently of any option granted under the Plan. In connection with the grant of performance units, the Committee will establish Performance Goals (as defined below) for a specified period.

Upon the exercise of performance units, a grantee will be entitled to receive the payment of such units in accordance with the terms of the award in shares of common stock, cash, or a combination thereof, as the Committee may determine. The values generally will depend upon the extent to which the performance goals for the specified period have been satisfied, as determined by the Committee. Performance goals may be particular to a grantee or the department, branch, subsidiary or other unit in which the grantee works, or may be based on the performance of the Company generally and may cover such periods as may be specified by the Committee. For purposes of the Plan, “Performance Goals” means performance goals established by the Committee which may be based on (i) earnings or earnings per share of the Company, a unit of the Company, or designated projects; (ii) total sales, identical sales, or comparable sales of the Company, a unit of the Company, or designated projects; (iii) cash flow; (iv) cash flow from operations; (v) operating profit or income; (vi) net income; (vii) operating margin; (viii) net income margin; (ix) return on net assets; (x) economic value added; (xi) return on total assets; (xii) return on common equity; (xiii) return on total capital; (xiv) total shareholder return; (xv) revenue; (xvi) revenue growth; (xvii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (xviii) EBITDA growth; (xix) funds from operations per share and per share growth; (xx) cash available for distribution; (xxi) cash available for distribution per share and per share growth; (xxii) share price performance on an absolute basis and relative to an index of earnings per share or improvements in Kroger’s attainment of expense levels; (xxiii) reduction in operating costs as a percentage of sales; (xxiv) performance in key categories; and (xxv) implementing or completion of strategic initiatives or critical projects, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies similarly or otherwise situated. Performance units may be exercised only upon the achievement of minimum Performance Goals during the period as determined by the Committee. The Committee will determine the period during which performance units are exercisable and specifically set forth such period in any agreement granting performance units to a participant in the Plan, provided, however, that a performance unit generally may not be exercised until the expiration of at least six months from the date of grant. Performance units will expire no later than ten years from the date of grant (or in the case of a related performance unit, the expiration of the related option). Any performance units paid in the form of cash are deemed to be paid in shares of common stock, with the number of shares being deemed paid equal to the amount of cash paid to the employee divided by the fair market value of a share of common stock on the date of payment.

Restricted Stock.  The Committee may award restricted stock to participants. The stock will be subject to forfeiture, restrictions on transferability, and other restrictions as specified in the agreement. The Committee has authority to impose other terms and conditions as it may determine in its discretion including making the vesting of awards contingent on the achievement of Performance Goals. During the period that a restricted stock award is subject to restrictions, an employee has the right to vote the shares and receive dividends.

Incentive Shares.  The Committee may grant incentive shares to participants. Incentive share awards will consist of shares of common stock issued or to be issued at such times, subject to achievement of such Performance Goals or other goals and on such other terms and conditions as the Committee deems appropriate and specifies in an agreement relating thereto.

Cash Bonuses.  Two types of bonuses can be awarded under the Cash Bonus Program; an annual bonus award for each fiscal year, and a long-term bonus award for measurement periods in excess of one year. Bonus payments are based on the Company’s performance measured against Performance Goals established by the Committee. The Committee establishes a bonus “potential” for each bonus payable under the Cash Bonus Program for each participant, based on the participant’s level within the Company, and actual payouts can exceed that amount when the Company’s performance exceeds the pre-established thresholds. Initially the Performance Goals for annual bonuses will include the following components: (i) EBITDA; (ii) identical sales; (iii) achievement of strategic initiatives; and (iv) sales and earnings results of designated capital projects. Initially the Performance Goals for long-term bonuses will include the following components: (i) performance in four key categories in the Company’s strategic plan, (ii) operating costs as a percentage of sales, and (iii) performance in eleven key categories designed to measure associate satisfaction and one key category designed to determine how the Company’s focus on values supports how associates do business. No single Cash Bonus to a participant may exceed $5,000,000.

The plan is set forth in Exhibit 4.2 of the Company’s Registration Statement on Form S-8 filed with the SEC on June 26, 2008.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Company’s board of directors retirement policy, John L. Clendenin and Katherine D. Ortega retired from the board of directors effective June 26, 2008, and accordingly did not stand for re-election at the 2008 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 26, 2008	By:	/s/ Paul Heldman
Paul Heldman
Executive Vice President,
Secretary and General Counsel